EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, relating to the financial statements and the financial statement schedule which appears in Latitude Communication, Inc.'s Annual Report to Shareholders on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 22, 2001.